Exhibit 99.1

Encore Capital Group Announces Second Quarter 2019 Financial Results

•	Encore sets new records for global cash collections and estimated remaining collections

•	MCM sets new records for cash collections and revenues in the U.S.

•	GAAP EPS of $1.17 per share and non-GAAP Economic EPS of $1.28 per share, which both include a $0.23 per share expense related to the June refinancing of Cabot’s debt that was maturing in 2021

SAN DIEGO, August 7, 2019 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company, today reported consolidated financial results for the second quarter ended June 30, 2019.

“Similar to the past several quarters, the second quarter for Encore was another period of strong financial and operational performance, which drove record outcomes in several key measures across our business,” said Ashish Masih, President and Chief Executive Officer. “We achieved new highs in global cash collections and estimated remaining collections, reflecting our focus on operational innovation and increased productivity. Importantly, we are driving improved operating leverage as we collect more efficiently, and as the majority of our collections are now derived from portfolios with higher returns when compared to prior years.”

“In the U.S., we set new records for collections and revenues, and we continue to benefit from collecting an increasingly higher proportion of cash receipts through our lower cost call center and digital channel.”

“In Europe, cash collections grew 7% and estimated remaining collections grew 6%, both in constant currency terms. At the same time, Cabot’s debt leverage continues to improve, as we maintain our focus on capital allocation, being more selective in our portfolio purchases and improving operating efficiency,” said Masih.

In June, the Company successfully refinanced two tranches of Cabot senior secured notes due in 2021 through the issuance of €400 million of senior secured floating-rate notes due in 2024, which extended Cabot’s maturity profile and increased the Company’s financial flexibility. As a result of the refinancing, the Company incurred a $9 million expense, which impacted both GAAP net income and adjusted net income in the second quarter.

Key Financial Metrics for the Second Quarter of 2019:

•	Estimated remaining collections (ERC) increased $134 million compared to the end of the same period of the prior year, to a record $7.4 billion.

•	Portfolio purchases were $243 million, including $180 million in the U.S. and $57 million in Europe.

•	Gross collections increased 4% to a record $515 million, compared to $496 million in the same period of the prior year.

•
Total revenues, adjusted by net allowances, decreased 1% to $347 million, compared to $350 million in the second quarter of 2018, principally as a result of $14.5 million of European allowance reversals recorded in the same period a year ago.

Encore Capital Group, Inc.

•	Total operating expenses decreased 5% to $233 million, compared to $246 million in the same period of the prior year.

•	Adjusted operating expenses, which represent the expenses related to our portfolio purchasing and recovery business, were $188 million, compared to $186 million in the same period of the prior year.

•
Total interest expense increased to $63.9 million, compared to $60.5 million in the same period of the prior year, principally as a result of approximately $9 million of expenses related to the June refinancing of Cabot’s debt.

•
GAAP net income attributable to Encore was $36.7 million, or $1.17 per fully diluted share, which includes a $0.23 per share expense associated with the June refinancing of Cabot’s debt. This compares to $26.3 million, or $1.00 per fully diluted share in the second quarter of 2018.

•
Adjusted net income attributable to Encore was $40.3 million, or $1.28 per fully diluted share, which includes a $0.23 per share expense associated with the June refinancing of Cabot’s debt. This compares to $35.1 million, or $1.33 per fully diluted share in the second quarter of 2018.

•
As of June 30, 2019, after taking into account borrowing base and applicable debt covenants, available capacity under Encore’s U.S. revolving credit facility was $161 million and availability under Cabot’s revolving credit facility was £156 million (approximately $197 million).

Conference Call and Webcast
Encore will host a conference call and slide presentation today, August 7, 2019, at 2:00 p.m. Pacific / 5:00 p.m. Eastern time, to present and discuss second quarter results.

Members of the public are invited to access the live webcast via the Internet by logging in on the Investor Relations page of Encore's website at www.encorecapital.com. To access the live, listen-only telephone conference portion, please dial (855) 541-0982 or (704) 288-0606.

For those who cannot listen to the live broadcast, a telephonic replay will be available for seven days by dialing (800) 585-8367 or (404) 537-3406 and entering the conference ID number 5787711. A replay of the webcast will also be available shortly after the call on the Company's website.

Encore Capital Group, Inc.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.

Encore Capital Group is an international specialty finance company that provides debt recovery solutions and other related services across a broad range of financial assets. Through its subsidiaries around the globe, Encore purchases or services portfolios of receivables from major banks, credit unions and utility providers.
Headquartered in San Diego, Encore is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at www.encorecapital.com. More information about the Company’s Midland Credit Management subsidiary can be found at www.midlandcreditonline.com. More information about the Company's Cabot Credit Management subsidiary can be found at www.cabotcm.com. Information found on the Company’s, MCM’s, or Cabot’s websites is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:

Bruce Thomas
Vice President, Investor Relations
Encore Capital Group, Inc.
(858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$168,565	$157,418
Investment in receivable portfolios, net	3,224,568	3,137,893
Deferred court costs, net	92,595	95,918
Property and equipment, net	118,001	115,518
Other assets	341,769	257,002
Goodwill	865,527	868,126
Total assets	$4,811,025	$4,631,875
Liabilities and Equity
Liabilities:
Accounts payable and accrued liabilities	$218,837	$287,945
Debt, net	3,529,717	3,490,633
Other liabilities	159,514	33,609
Total liabilities	3,908,068	3,812,187
Commitments and contingencies
Equity:
Convertible preferred stock, $0.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 75,000 and 50,000 shares authorized, 30,980 and 30,884 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	310	309
Additional paid-in capital	211,508	208,498
Accumulated earnings	806,104	720,189
Accumulated other comprehensive loss	(117,427)	(110,987)
Total Encore Capital Group, Inc. stockholders’ equity	900,495	818,009
Noncontrolling interest	2,462	1,679
Total equity	902,957	819,688
Total liabilities and equity	$4,811,025	$4,631,875
The following table presents certain assets and liabilities of consolidated variable interest entities (“VIEs”) included in the consolidated statements of financial condition above. Most assets in the table below include those assets that can only be used to settle obligations of consolidated VIEs. The liabilities exclude amounts where creditors or beneficial interest holders have recourse to the general credit of the Company.

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$164	$448
Investment in receivable portfolios, net	503,586	501,489
Other assets	5,865	9,563
Liabilities
Accounts payable and accrued liabilities	$—	$4,556
Debt, net	444,455	445,837
Other liabilities	46	46

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,
	2019	2018
Revenues
Revenue from receivable portfolios	$312,495	$292,662
Other revenues	32,316	39,453
Total revenues	344,811	332,115
Allowance reversals on receivable portfolios, net	2,063	17,632
Total revenues, adjusted by net allowances	346,874	349,747
Operating expenses
Salaries and employee benefits	96,227	90,960
Cost of legal collections	51,448	51,255
Other operating expenses	29,546	39,039
Collection agency commissions	13,560	12,151
General and administrative expenses	32,620	41,986
Depreciation and amortization	9,741	10,923
Total operating expenses	233,142	246,314
Income from operations	113,732	103,433
Other expense
Interest expense	(63,913)	(60,536)
Other expense	(1,244)	(4,615)
Total other expense	(65,157)	(65,151)
Income from operations before income taxes	48,575	38,282
Provision for income taxes	(11,753)	(11,308)
Net income	36,822	26,974
Net income attributable to noncontrolling interest	(161)	(676)
Net income attributable to Encore Capital Group, Inc. stockholders	$36,661	$26,298

Earnings per share attributable to Encore Capital Group, Inc.:
Basic	$1.17	$1.01
Diluted	$1.17	$1.00

Weighted average shares outstanding:
Basic	31,225	26,150
Diluted	31,426	26,409

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2019	2018
Operating activities:
Net income	$86,264	$50,687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,736	21,359
Other non-cash interest expense, net	16,233	22,253
Interest expense related to financing	3,496	—
Stock-based compensation expense	5,407	5,445
(Gain) loss on derivative instruments, net	(173)	8,656
Deferred income taxes	23,977	8,256
Allowance reversals on receivable portfolios, net	(3,430)	(27,443)
Other, net	14,000	(7,456)
Changes in operating assets and liabilities
Deferred court costs and other assets	23,739	(13,366)
Prepaid income tax and income taxes payable	(36,569)	22,550
Accounts payable, accrued liabilities and other liabilities	(43,860)	6,686
Net cash provided by operating activities	108,820	97,627
Investing activities:
Purchases of receivable portfolios, net of put-backs	(499,937)	(633,040)
Collections applied to investment in receivable portfolios, net	405,081	415,174
Purchases of property and equipment	(17,480)	(24,655)
Other, net	(3,352)	1,634
Net cash used in investing activities	(115,688)	(240,887)
Financing activities:
Payment of loan and debt refinancing costs	(7,988)	(1,387)
Proceeds from credit facilities	322,857	425,650
Repayment of credit facilities	(276,188)	(292,430)
Proceeds from senior secured notes	460,512	—
Repayment of senior secured notes	(460,455)	(1,029)
Taxes paid related to net share settlement of equity awards	(1,428)	(2,651)
Proceeds from other debt	8,779	6,144
Repayment of other debt	(17,410)	(12,028)
Other, net	(1,101)	(1,234)
Net cash provided by financing activities	27,578	121,035
Net increase (decrease) in cash and cash equivalents	20,710	(22,225)
Effect of exchange rate changes on cash and cash equivalents	(9,563)	(8,257)
Cash and cash equivalents, beginning of period	157,418	212,139
Cash and cash equivalents, end of period	$168,565	$181,657

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended June 30,
	2019		2018
	$	Per Diluted Share— Accounting and Economic	$	Per Diluted Share— Accounting and Economic
GAAP net income attributable to Encore, as reported	$36,661	$1.17	$26,298	$1.00
Adjustments:
Convertible notes and exchangeable notes non-cash interest and issuance cost amortization	4,038	0.13	3,070	0.12
Amortization of certain acquired intangible assets(1)	1,837	0.06	2,436	0.09
Acquisition, integration and restructuring related expenses(2)	1,318	0.04	3,655	0.14
Loss on derivatives in connection with the Cabot Transaction(3)	—	—	6,578	0.25
Adjustments attributable to noncontrolling interest(4)	—	—	10	—
Net gain on fair value adjustments to contingent consideration(5)	(2,199)	(0.07)	(2,378)	(0.09)
Income tax effect of above non-GAAP adjustments and certain discrete tax items(6)	(1,388)	(0.05)	(4,618)	(0.18)
Adjusted net income attributable to Encore	$40,267	$1.28	$35,051	$1.33
________________________

(1)
As we acquire debt solution service providers around the world, we also acquire intangible assets, such as trade names and customer relationships. These intangible assets are valued at the time of the acquisition and amortized over their estimated lives. We believe that amortization of acquisition-related intangible assets, especially the amortization of an acquired company’s trade names and customer relationships, is the result of pre-acquisition activities. In addition, the amortization of these acquired intangibles is a non-cash static expense that is not affected by operations during any reporting period. As a result, the amortization of certain acquired intangible assets is excluded from our adjusted income from continuing operations attributable to Encore and adjusted income from continuing operations per share.

(2)
Amount represents acquisition, integration and restructuring related expenses. We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents the loss recognized on the forward contract we entered into in anticipation of the completion of the Cabot Transaction. We adjust for this amount because we believe the loss is not indicative of ongoing operations; therefore adjusting for this loss enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(4)
Certain of the above pre-tax adjustments include expenses recognized by our partially-owned subsidiaries. This adjustment represents the portion of the non-GAAP adjustments that are attributable to noncontrolling interest.

(5)
Amount represents the net gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.

(6)
Amount represents the total income tax effect of the adjustments, which is generally calculated based on the applicable marginal tax rate of the jurisdiction in which the portion of the adjustment occurred. Additionally, we adjust for certain discrete tax items that are not indicative of our ongoing operations.

Encore Capital Group, Inc.

	Three Months Ended June 30,
	2019	2018
GAAP total operating expenses, as reported	$233,142	$246,314
Adjustments:
Operating expenses related to non-portfolio purchasing and recovery business(1)	(42,232)	(56,052)
Stock-based compensation expense	(3,581)	(3,169)
Acquisition, integration and restructuring related expenses(2)	(1,318)	(3,655)
Gain on fair value adjustments to contingent consideration(3)	2,199	2,378
Adjusted operating expenses related to portfolio purchasing and recovery business	$188,210	$185,816
________________________

(1)
Operating expenses related to non-portfolio purchasing and recovery business include operating expenses from other operating segments that primarily engage in fee-based business, as well as corporate overhead not related to our portfolio purchasing and recovery business.

(2)
Amount represents acquisition, integration and restructuring related operating expenses (excluding amounts already included in stock-based compensation expense). We adjust for this amount because we believe these expenses are not indicative of ongoing operations; therefore adjusting for these expenses enhances comparability to prior periods, anticipated future periods, and our competitors’ results.

(3)
Amount represents the gain recognized as a result of fair value adjustments to contingent considerations that were established for our acquisitions of debt solution service providers in Europe. We have adjusted for this amount because we do not believe this is indicative of ongoing operations.